UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

0-4117-1	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2011, each of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IPL”) and Wisconsin Power and Light Company (“WPL”) entered into new five-year credit agreements with Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and LC Issuing Bank, JPMorgan Chase Bank, NA, as Syndication Agent and LC Issuing Bank, and the several lenders party thereto. The new credit agreements replace Alliant Energy’s, IPL’s and WPL’s previous credit agreements entered into in November 2006 and set to expire in November 2012. The Companies entered into the new credit agreements to provide additional liquidity to assist in implementing their strategic plan.

The credit agreements provide for revolving credit facilities that mature in December 2016, which may be extended for two one-year periods with consent of a majority of the lenders. The maximum amount of availability under each credit agreement is $300 million for Alliant Energy (which may be increased to up to $400 million upon satisfaction of certain conditions), $300 million for IPL (which may be increased up to $400 million upon satisfaction of certain conditions) and $400 million for WPL (which may be increased to up to $500 million upon satisfaction of certain conditions including obtaining regulatory approval), which is available for general corporate purposes, including, without limitation, working capital, interim funding of capital expenditures, and commercial paper back-up.

The credit agreements contain various covenants, including a requirement that Alliant Energy, IPL and WPL maintain debt-to-capital ratios of less than 65%, 58% and 58%, respectively. The debt component of the capital ratios generally includes long- and short-term debt (excluding non-recourse debt and hybrid securities to the extent the total carrying value of such hybrid securities do not exceed 15% of consolidated capital of the applicable borrower), capital lease obligations, letters of credit, guarantees of the foregoing and new synthetic leases. Unfunded vested benefits under qualified pension plans are not included in the debt-to-capital ratios. The equity component of the capital ratios excludes accumulated other comprehensive income (loss).

The credit agreements contain provisions that generally prohibit placing liens on any of the property of Alliant Energy, IPL or WPL or their respective subsidiaries with certain exceptions, including, among others, liens to secure obligations of up to five percent of the consolidated assets of the applicable borrower (valued at carrying value), liens imposed by government entities, materialmens’ and similar liens, judgment liens to secure non-recourse debt not to exceed $100,000,000 outstanding at any one time, and purchase money liens.

The credit agreements contain provisions that require, during their term, any proceeds from asset sales, with certain exclusions, in excess of 20% of Alliant Energy’s, IPL’s and WPL’s respective consolidated assets be used to reduce commitments under their respective facilities. Exclusions include, among others, certain sale and lease-back transactions and sales of non-regulated assets.

The credit agreements contain customary events of default. In addition, the Alliant Energy credit agreement contains a cross-default provision which would be triggered if Alliant Energy or any domestic, majority-owned subsidiary of Alliant Energy defaults on debt totaling $50 million or more. A cross-default provision would be triggered under the IPL or WPL credit agreements if IPL or WPL, as applicable, or a majority-owned subsidiary accounting for 20% or more of IPL’s or WPL’s, as applicable, consolidated assets (valued at carrying value) defaults on debt totaling $50 million or more. A default by a minority-owned subsidiary and, in the case of the Alliant Energy credit agreement, a default by a foreign subsidiary, would not trigger a cross-default. A default by Alliant Energy or Alliant Energy Resources, LLC would not trigger a cross default under either of the IPL or WPL credit agreements, nor would a default by either of IPL or WPL constitute a cross-default event for the other. If an event of default under any of the credit agreements occurs and is continuing, then the lenders may declare any outstanding obligations under such credit agreement immediately due and payable. In addition, if any order for relief is entered under bankruptcy laws with respect to Alliant Energy, IPL or WPL, then any outstanding obligations under the respective credit agreements would be immediately due and payable.

The descriptions of the credit agreements set forth above are qualified by reference to the credit agreements filed herewith as Exhibits 99.1, 99.2 and 99.3, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Exhibits. The following exhibits are being filed herewith:

(99.1)	Third Amended and Restated Five Year Credit Agreement, dated December 14, 2011, between Alliant Energy and the Banks set forth therein

(99.2)	Third Amended and Restated Five Year Credit Agreement, dated December 14, 2011, between IPL and the Banks set forth therein

(99.3)	Third Amended and Restated Five Year Credit Agreement, dated December 14, 2011, between WPL and the Banks set forth therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: December 19, 2011	By:	/s/ THOMAS L. HANSON
Thomas L. Hanson
Vice President and Chief Financial Officer

INTERSTATE POWER AND LIGHT COMPANY

Date: December 19, 2011	By:	/s/ THOMAS L. HANSON
Thomas L. Hanson
Vice President and Chief Financial Officer

WISCONSIN POWER AND LIGHT COMPANY

Date: December 19, 2011	By:	/s/ THOMAS L. HANSON
Thomas L. Hanson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Third Amended and Restated Five Year Credit Agreement, dated December 14, 2011, between Alliant Energy and the Banks set forth therein

99.2	Third Amended and Restated Five Year Credit Agreement, dated December 14, 2011, between IPL and the Banks set forth therein

99.3	Third Amended and Restated Five Year Credit Agreement, dated December 14, 2011, between WPL and the Banks set forth therein